AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON June 19, 2003.

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENE LOGIC INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

06-1411336
(I.R.S. Employer Identification Number)

708 Quince Orchard Road
Gaithersburg, MD 20878
(301) 987-1700
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

MARK D. GESSLER
PRESIDENT AND CHIEF EXECUTIVE OFFICER
GENE LOGIC INC.
708 Quince Orchard Road
Gaithersburg, MD 20878
(301) 987-1700
(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent For Service)

COPY TO:

ARIEL VANNIER, ESQUIRE
VENABLE, BAETJER, HOWARD & CIVILETTI, LLP
1201 NEW YORK AVENUE, NW, SUITE 1000
WASHINGTON, DC 20005
(202) 962-4800

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

     At such time after the effective date of this Registration Statement as the Selling Stockholders may determine.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum		Proposed Maximum	Amount of
Title Of Shares	To Be	Aggregate Price		Aggregate Offering	Registration
To Be Registered	Registered	Per Unit		Price	Fee

Common stock, par value $0.01 per share	3,730,839	$7.155	(1)	$26,694,153.04	$2,160

(1)	Calculated pursuant to Rule 457(c) under the Securities Act of 1933. The above calculation is based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on June 13, 2003.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

     Pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) dated February 25, 2003, by and among Gene Logic Inc., TherImmune Research Corporation, GLA II Corp. and Edward J. Krause, III solely in his capacity as Securityholders’ Representative, Gene Logic agreed to use reasonable efforts to maintain the effectiveness of this registration statement with respect to the shares of common stock offered hereby for 30 days.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OF WHICH THIS PROSPECTUS IS A PART IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JUNE 19, 2003

PROSPECTUS

3,730,839 SHARES

COMMON STOCK, par value $.01 per share

     This prospectus is part of a registration statement that covers 3,730,839 shares of common stock, par value $.01 per share (the “Common Stock”) of Gene Logic Inc., a Delaware corporation, or the Company, that we originally issued in connection with our acquisition of TherImmune Research Corporation earlier this year. These shares may be offered and sold from time to time by certain of our stockholders (the “Selling Stockholders”). The shares were originally issued in a private offering made in reliance on Regulation D and/or Section 4(2) of the Securities Act of 1933.

     The prices at which such stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any proceeds from any sales of shares by the Selling Stockholders.

     Our Common Stock is listed for trading on the Nasdaq National Market under the symbol “GLGC.” On June 16, 2003, the closing sale price of our common stock on the Nasdaq National Market was $7.23 per share.

     Investing in our Common Stock involves risks. See Part I, Item 1, entitled “Business,” and Item 7, entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and our Quarterly Reports on Form 10-Q filed with Securities and Exchange Commission that are incorporated by reference.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is                , 2003.

WHERE YOU CAN FIND MORE INFORMATION

     We file proxy statements and annual, quarterly and current reports and other information with the SEC. You may read and copy any document that we have filed at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about its public reference facilities. Our SEC filings are also available to the public and may be accessed free of charge at the SEC’s web site at http://www.sec.gov.

     We have filed a registration statement on Form S-3 with the SEC (Registration No.      ) that covers the resale of the Shares offered hereby. This prospectus is part of that registration statement, but does not include all of the information included in the registration statement. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. You should refer to the registration statement for additional information about us and the Shares.

     The SEC allows us to “incorporate by reference” certain of our publicly-filed documents into this prospectus, which means that we can disclose important information to you in this Prospectus by referring you to those documents. Statements that we make in this Prospectus relating to any document filed as an exhibit to or incorporated by reference into the registration statement may not be complete. You should review the referenced document itself for a complete understanding of its terms. The documents that have been incorporated by reference are an important part of the Prospectus, and you should review that information to understand the nature of any investment by you in the Shares. In addition to previously filed documents that are incorporated by reference, documents that we file with the SEC after the effective date of this Prospectus will automatically update the registration statement. The documents that we have previously filed and that are incorporated by reference into this Prospectus include the following:

1.     Our Annual Report on Form 10-K for the year ended December 31, 2002.

2.     Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

3.     Our Current Reports on Forms 8-K filed February 26, 2003; April 3, 2003, as amended by Form 8-K/A-1 filed on June 2, 2003; April 25, 2003; and, May 1, 2003.

4.     Our Proxy Statement for the Annual Meeting of Stockholders held on June 5, 2003, filed on April 25, 2003.

5.     The description of our common stock in our Registration Statement on Form 8-A filed with the SEC on November 4, 1997 including any amendments or reports filed for the purpose of updating such description.

6.     All of the filings pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of filing the original Registration Statement and prior to the effectiveness of the Registration Statement.

     All documents and reports filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the date that the offering of Shares made hereby is terminated will automatically be incorporated by reference into this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this Prospectus shall be modified or superseded for the purposes of this Prospectus to the extent that a statement contained in this Prospectus, or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference, modifies or supersedes that statement. Any statement modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). You should direct any requests for documents to: Gene Logic Inc., 708 Quince Orchard Road, Gaithersburg, Maryland 20878, telephone number (301) 987-1700, Attention: Robert Burrows, Director, Corporate Communications.

     You should only rely upon the information included in or incorporated by reference into this Prospectus or in any Prospectus supplement that is delivered to you. We have not authorized anyone to provide you with additional or different information. You should not assume that the information included in or incorporated by reference into this Prospectus or any Prospectus supplement is accurate as of any date later than the date on the front of the Prospectus or Prospectus supplement.

ABOUT GENE LOGIC INC.

     This summary highlights selected information contained elsewhere in this Prospectus and incorporated into this Prospectus by reference. This summary may not contain all of the information that may be important to you in considering an investment in our Common Stock. You should carefully read the entire Prospectus, including the documents that are incorporated by reference in this Prospectus, before making an investment decision. Unless the context requires otherwise, references in this prospectus to “Gene Logic,” the “Company,” “we,” “us,” and “our” refer to Gene Logic Inc. and our wholly owned subsidiary, TherImmune Research Corporation.

     We are a genomic-based services company that provides genomic information and bioinformatics products and services to the pharmaceutical and biotechnology industry. We have applied our expertise in biosample collection, handling and processing, genomic data production, and data management and software systems development, to create a broad range of gene expression-based information solutions that facilitate the drug discovery and development process. Our mission is to develop products and services based on leading genomics technologies that improve outcomes and enable improved effectiveness, productivity and safety in the research efforts of drug discovery and development companies worldwide.

     On April 1, 2003, we completed our acquisition of TherImmune Research Corporation (“TherImmune”), a privately held preclinical and early stage clinical contract research organization by merger of TherImmune with and into our wholly-owned subsidiary, which was then renamed TherImmune Research Corporation. Through TherImmune, we provide an integrated offering of various drug development services including preclinical and early stage clinical trial services for biotechnology, pharmaceutical and government clients. This integrated service offering extends from proof-of-concept through early stage clinical trials, and includes preclinical protocol design, services relating to regulatory requirements and procedures, Investigative New Drug filings and studies and clinical trial management supporting non-clinical New Drug Applications.

     We were incorporated in September 1994 as a Delaware corporation, and commenced operations in 1996. Our principal executive offices are located at 708 Quince Orchard Road, Gaithersburg, Maryland 20878. Our telephone number is 301-987-1700. We maintain a Web site at www.genelogic.com, through which our Securities and Exchange Commission (“SEC”) filings and other information are available. The information posted on our Web site is not incorporated into this Prospectus.

USE OF PROCEEDS

     All proceeds from the sale of our shares covered by this Prospectus will go to the Selling Stockholders who offer and sell these shares. We will not receive any proceeds from the sale of these shares.

THE SELLING STOCKHOLDERS

     This Prospectus relates to the proposed resale by the Selling Stockholders of up to 3,730,839 shares of Common Stock by the Selling Stockholders in the manner and under the circumstances described under “Plan of Distribution.” The following table sets forth, as of June 2, 2003, certain information with respect to the persons for whom the Company is registering these shares for resale to the public. Except as noted by footnotes below, no Selling Stockholder has had a material relationship, or has held any position or office, with the Company or any of its predecessors or affiliates within the last three years. We cannot assure you that the Selling Stockholders will sell any or all of their Common Stock offered by this Prospectus. We do not know if, when, or in what amount the Selling Stockholders may offer the common stock for sale.

     All of the shares offered by this Prospectus were acquired by the selling stockholders in connection with the merger of TherImmune with a wholly-owned subsidiary of Gene Logic Inc. Pursuant to the merger agreement, we agreed to use our best efforts to register the shares with the SEC within 120 days after the closing of the transaction.

     This table is based on information furnished to us by or on behalf of the Selling Stockholders. For purposes of presenting beneficial ownership data in the table, we have assumed that no Selling Stockholder acquires additional Shares after the date on the cover page of this Prospectus. As of June 2, 2003, there were 31,063,176 shares of our Common Stock outstanding.

			Securities
	Beneficially		Beneficially Owned
	Owned	Securities	After Offering (2)
	Prior to	Offered
Name of Selling Stockholder	Offering (1)	Hereby	Amount	%

Stephen J. Trevisan (3)(4)	523,459	489,370	34,089	*
S&S Investment Partnership	201,095	191,040	10,055	*
James J. Phelan	201,095	191,040	10,055	*
Carl M. Trevisan	161,392	153,322	8,070	*
James B. Vito & Mary F. Vito, Trustees of the James B. Vito Revocable Trust	154,600	146,870	7,730	*
Christopher J. & Juliann Lange	94,808	90,068	4,740	*
Edward J. Krause, III	88,924	84,478	4,446	*
James & Annelise Waller TTEE FBO James Waller Living Trust	86,053	81,749	4,304	*
Stephen C. Conley c/o Holiday, Fenoglio, Fowler	81,222	77,161	4,061	*
Milton E. Cooper Milton E. Cooper Trust — Milton E. Cooper TTEE	81,222	77,161	4,061	*
William E. Redeker	78,281	74,367	3,914	*
Abington Capital L.P.	77,300	73,434	3,866	*
Nakoma Investments, LLC	64,161	60,953	3,208	*
Kenneth J. Greiner	63,859	60,666	3,193	*
Fraser Williams Group plc	57,975	55,076	2,899	*
W. James & Doreen R. Nichols	52,235	49,623	2,612	*

			Securities
	Beneficially		Beneficially Owned
	Owned	Securities	After Offering (2)
	Prior to	Offered
Name of Selling Stockholder	Offering (1)	Hereby	Amount	%

Rawson Family, LLP	51,814	49,223	2,591	*
Kevin Mullaney	46,380	44,061	2,319	*
Lee J. Dixon, II	44,656	42,423	2,233	*
Stephen W. Gropp	42,572	40,443	2,129	*
Joseph W. Angle, Jr. (5)(6)	43,675	39,512	4,163	*
Susan Trevisan	39,631	37,649	1,982	*
Dennis O. Kane c/o Kane Construction, Inc.	39,631	37,649	1,982	*
John & Elizabeth Blick	38,650	36,718	1,932	*
William J. Rejevich	38,650	36,717	1,933	*
Sutton Yantis Associates Architects c/o William Sutton	38,650	36,717	1,933	*
Stephen N. Chmil	38,650	36,717	1,933	*
Robert R. Santangelo	38,650	36,717	1,933	*
MdBio, Inc.	38,650	36,717	1,933	*
Lynn E. Schutt, DVN	38,650	36,717	1,933	*
John R. Cralle	38,650	36,717	1,933	*
John Edward Duffy	38,650	36,717	1,933	*
John C. LaMonica	38,650	36,717	1,933	*
Gerald T. Phelan c/o GFI Group, LTD	38,650	36,717	1,933	*
George Dunn	38,650	36,717	1,933	*
Dorthy M. Bechtle	38,650	36,717	1,933	*
Denis & Rosemary McGlynn	38,650	36,717	1,933	*
David & Anne Kane	38,650	36,717	1,933	*
William E. Roberts	34,800	33,060	1,740	*
Morton H. Press, Trustee F.B.O. Morton H Press Money Purchase Pension Plan	28,988	27,539	1,449	*
Yvonne Rosenberg	27,055	25,702	1,353	*
James S. & Elizabeth P. Robinson	26,117	24,811	1,306	*
Daniel J. & Patricia A. Bellay	24,171	22,962	1,209	*
Marion Carswell Rutkowsky	23,190	22,030	1,160	*
William L. Jaffe, M.D.	21,387	20,318	1,069	*
Eugene H. McCarron	21,387	20,318	1,069	*
Albert G. Nickel	21,387	20,318	1,069	*
Mark R. Connelly	21,286	20,222	1,064	*
William S. Foley	19,325	18,359	966	*
Thomas A. Pirri	19,325	18,359	966	*
Robert & John Cooney c/o Cooney & Conway, PC	19,325	18,359	966	*
Richard A. Houston	19,325	18,359	966	*
Polynous Growth Fund c/o Kevin Wenck	19,325	18,359	966	*
Paul E. Rowan	19,325	18,359	966	*
Matthey Hennessey	19,325	18,359	966	*
Mark J. Cunneen	19,325	18,359	966	*
Madeleine M. Phelan	19,325	18,359	966	*

			Securities
	Beneficially		Beneficially Owned
	Owned	Securities	After Offering (2)
	Prior to	Offered
Name of Selling Stockholder	Offering (1)	Hereby	Amount	%

James J. Bauman	19,325	18,359	966	*
James Gibson	19,325	18,359	966	*
Harrold D. Heck	19,325	18,359	966	*
George R. Creel	19,325	18,359	966	*
David G. Hibbs	19,325	18,359	966	*
Christopher Thomas Rogers	19,325	18,359	966	*
Charles & Dorothy Mullaney	19,325	18,359	966	*
Arthur R. Oswald	19,325	18,359	966	*
E. Bulkeley Griswold c/o L&L Capital Partner, LLC	18,179	17,270	909	*
Howard Boltansky	16,620	15,789	831	*
Eileen M. Trevisan	16,483	15,658	825	*
FRG Production, Inc. Pension Trust c/o Faith R. Goldstein	16,426	15,604	822	*
Peter L. Brophy	16,041	15,239	802	*
Peter Trevisan	15,460	14,687	773	*
Mike Trevisan	15,460	14,687	773	*
Teresa E. Necarsulmer	14,494	13,769	725	*
John & Alayne Murphy	14,494	13,769	725	*
Ford Boomers, LLC c/o Gene Ford, Jr.	14,494	13,769	725	*
Larry Boltansky	12,561	11,932	629	*
Adsum Corporation c/o William E Roberts	11,596	11,016	580	*
Thomas D. Cunningham	10,694	10,159	535	*
David I. Cohn	10,644	10,112	532	*
Dixon Capital Money Purchase Pension Plan	10,366	9,848	518	*
William Kissell	9,663	9,180	483	*
The Anne F. Locher Revocable Trust, and all successor trustees of the Trust, Dated 6/28/01	9,663	9,180	483	*
Richard H. & Cheryl B. Kress	9,663	9,180	483	*
Morton H. Press and Joyce F. Press, Trustees, or their successors in trust, under the Morton H. Press Living Trust, dated 1/4/01, and any amendments thereto	9,663	9,180	483	*
Milton E. Cooper F130 Milton E. Cooper Trust UAD 7-15-94	9,663	9,180	483	*
Mark Sullivan	9,663	9,180	483	*
Kimberly & Joseph A. Moran III	9,663	9,180	483	*
Jerome J. McGrath, Jr.	9,663	9,180	483	*
Finley G. & Semmes R. Van Brocklin	9,663	9,180	483	*
Peter Flynn Profit Sharing Plan c/o Lee Dixon	8,959	8,511	448	*
Williams R. Wychulis	7,730	7,343	387	*
Stuart & Carole Kernus	7,730	7,343	387	*
Nicholas D. Chabraja	7,730	7,343	387	*
Business Realty Investment Corp. Pension Trust c/o Mark Goldstein	7,730	7,343	387	*

			Securities
	Beneficially		Beneficially Owned
	Owned	Securities	After Offering (2)
	Prior to	Offered
Name of Selling Stockholder	Offering (1)	Hereby	Amount	%

Polynous Alpha-Omega Partners c/o Kevin Wenck	5,798	5,508	290	*
Stephen B. Harris and Mary Jane Harris Trustees of the Harris Family Trust	5,349	5,082	267	*
Robert H. Steele	5,347	5,079	268	*
Steven Greenfield	4,831	4,589	242	*
Richard J. Shima	4,831	4,589	242	*
Progeny Associates Limited Partnership c/o Gene Ford, Jr.	4,831	4,589	242	*
Patricia D. Williams (7)(8)	6,914	4,589	2,325	*
Jillian T. Schutt ACF Kyle L. & Danielle J. Schutt U/VA/UTMA	4,831	4,589	242	*
Gene and Alison Ford JTWROS c/o Gene Ford, Jr.	4,831	4,589	242	*
Browne Machinery Money Purchase Retirement Trust	4,831	4,589	242	*
John J. Enzler	4,278	4,064	214	*
David B. Payne	4,278	4,064	214	*
Richard W. Stroup	1,160	1,102	58	*
Joy Cavagnaro	1,139	1,082	57	*
Dixon Capital Associated, Inc.	773	734	39	*
Farrokh Hashemi	387	368	19	*
Hussain S. Shaffi	178	169	9	*
Jennifer Belardo	116	110	6	*
Jennifer A. Lockhard	69	66	3	*
Total Shares	3,939,713	3,730,839	208,874	*

(1)	We have computed “beneficial ownership” in accordance Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934 for purposes of this table. Therefore, the table reflects a person as having “beneficial ownership” of shares of Common Stock if such person has the right to acquire such shares within 60 days of June 2, 2003. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, we have assumed to be outstanding any security which such person or persons has or have the right to acquire within that 60-day period. However, securities that may be acquired within that 60-day period are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes, based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock which they beneficially own.

(2)	Assumes the eventual sale of all Shares offered by each Selling Stockholder under this Prospectus. There can be no assurance that any Selling Stockholder will sell any or all of the Shares owned by any such Selling Stockholder.

(3)	Stephen J. Trevisan (the former Chief Executive Officer, President and Chairman of the Board of TherImmune) is presently a Director and Executive Vice President of Gene Logic Inc. and President of Gene Logic’s wholly-owned subsidiary, TherImmune Research Corporation.

(4)	Includes 8,033 shares subject to options which are exercisable within 60 days of June 2, 2003. Does not include shares held by certain family members as to which Mr. Trevisan disclaims beneficial ownership.

(5)	Joseph W. Angle, Jr. (the former Chief Financial Officer of TherImmune) is presently Vice President, Clinical Services Accounting of Gene Logic Inc.

(6)	Includes 2,083 shares subject to options which are exercisable within 60 days of June 2, 2003.

(7)	Patricia D. Williams (the former President, Drug Development of TherImmune) is presently Vice President, Drug Development Services of Gene Logic Inc..

(8)	Includes 2,083 shares subject to options which are exercisable within 60 days of June 2, 2003.

*	Less than 1%.

PLAN OF DISTRIBUTION

     We are registering the Shares of Common Stock covered by this Prospectus on behalf of the Selling Stockholders. The “Selling Stockholders” as used in this section of the Prospectus shall refer to the Selling Stockholders, or their permitted pledgees, donees, transferees, or any of their successors in interest.

     While this registration statement is effective, the Selling Stockholders may, in their discretion, offer and sell Shares from time to time on the Nasdaq National Market or otherwise at prices and on terms then prevailing, at prices related to the then-current market price, or at negotiated prices. The distribution of the Shares may be effected from time to time in one or more transactions including, without limitation:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	transactions involving block trades;

•	purchases by a broker-dealer or other person as principal and resale by that person for its own account pursuant to this Prospectus;

•	an exchange distribution in accordance with the rules of such exchange;

•	put or call option transactions;

•	privately negotiated transactions; or

•	by any other legally available means.

Such transactions may or may not involve brokers or dealers.

     The Selling Stockholders may negotiate and pay broker-dealers or other persons commissions, discounts or concessions for their services. Broker-dealers or other persons engaged by the Selling Stockholders may allow other broker-dealers or other persons to participate in resales. However, the Selling Stockholders and any broker-dealers or such other persons involved in the sale or resale of the Common Stock may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933 (the “Securities Act”). In addition, the broker-dealers’ or their affiliates’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act. If the selling stockholders qualify as “underwriters,” they will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

     In addition to selling their shares of our Common Stock under this Prospectus, a Selling Stockholder may:

•	agree to indemnify any broker-dealer or agent against certain liabilities relating to the selling of their shares, including liabilities arising under the Securities Act,

•	transfer their shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

•	sell their Common Stock under Rule 144 of the Securities Act rather than under this Prospectus, if the transaction meets the requirements of Rule 144, including that of an adequate holding period.

     From time to time, one or more of the Selling Stockholders may pledge, hypothecate or grant a security interest in some or all of the Shares owned thereby, and the pledgees, secured parties or persons to whom such securities have been hypothecated shall, including upon foreclosure in the event of default, be deemed to be Selling Stockholders under this Prospectus. From time to time each of the Selling Stockholders may transfer, pledge, donate or assign their Shares to lenders, family members and others and each of such persons will be deemed to be a Selling Stockholder for purposes of this Prospectus. The number of Shares beneficially owned by those Selling Stockholders who transfer, pledge, donate or assign Shares will decrease as and when they take such actions. The plan of distribution for the Shares sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be Selling Stockholders hereunder.

     In addition, the Selling Stockholders may from time to time sell short the Common Stock of the Company or engage in other hedging transactions and, in such instances, this Prospectus may be delivered in connection with such sale or transaction and the Shares offered hereby may be used to cover such short sale. Without limiting the foregoing, in connection with distributions of the Shares, a Selling Stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the Common Stock in the course of hedging the positions they assume with such Selling Stockholder. A Selling Stockholder may also enter into option or other transactions with broker-dealers that involve the delivery of Shares to the broker-dealers, who may then resell or otherwise transfer such Shares. A Selling Stockholder may also lend or pledge Shares to a broker-dealer and the broker-dealer may sell the Shares so borrowed or, upon default, may sell or otherwise transfer the pledged Shares.

     Because Selling Stockholders may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act and any profits on the sale of Shares by them may be deemed to be discounts or commissions under the Securities Act. We have informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales of Shares in the market. We have also informed the Selling Stockholders that they must deliver a copy of this Prospectus with any sale of their Shares. Selling Stockholders may have other business relationships with the Company or its affiliates in the ordinary course of business.

     We are bearing all costs, fees and expenses relating to the registration of the Shares offered hereby (other than fees and expenses, if any, of counsel or other professionals, experts or advisors retained by the Selling Stockholders). Any commissions, discounts or other selling fees or expenses incident to the sale of the Shares will be borne by the Selling Stockholders selling such Shares.

     We have agreed to indemnify the Selling Stockholders against certain liabilities arising in connection with this offering, including certain liabilities under the Securities Act, or to contribute to payments that the Selling Stockholders may be required to make in that respect.

     In order to comply with the securities laws of certain states, if applicable, our Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Common Stock may not be sold unless such shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     We have agreed to use reasonable efforts to maintain the effectiveness of this registration statement with respect to the shares of Common Stock offered hereby by the Selling Stockholders until                , 2003 [30 days from effectiveness]. No sales may be made pursuant to this Prospectus after such date unless we amend or supplement this prospectus to indicate that we have agreed to extend such period of effectiveness.

     Additional information related to the Selling Stockholders and the plan of distribution may be provided in one or more supplemental prospectuses.

LEGAL MATTERS

     The legality of the securities in this offering has been passed upon for us by our counsel Venable, Baetjer, Howard & Civiletti, LLP of Washington, DC.

EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

     Reznick Fedder & Silverman, independent auditors, have audited the financial statements of TherImmune Research Corporation as of and for the year ended December 31, 2002 included in our Current Report on Form 8-K, as amended, dated June 2, 2003, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. TherImmune Research Corporation’s financial statements are incorporated by reference in reliance on Reznick Fedder & Silverman’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all expenses payable by the Registrant in connection with the sale of the Securities being registered. All the amounts shown are estimates except for the SEC registration fee.

SEC Registration fee	$2,160
Legal fees and expenses	20,000
Accounting fees and expenses	10,500
Printing and engraving expenses	3,500

Total	$36,160

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended.

     The Registrant’s By-laws provide that the Registrant will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Registrant believes that indemnification under its By-laws covers at least negligence and gross negligence by indemnified parties, and may require the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     In addition, the Registrant’s Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     The Registrant has entered into separate indemnification agreements with certain of its directors and officers. These agreements may require the Registrant, among other things, to indemnify those directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors and officers’ insurance if available on reasonable terms. The Registrant maintains director and officer liability insurance.

     The Registrant has contractually agreed to indemnify former officers of TherImmune, including a Director of the Registrant, for certain liabilities arising out of their actions as officers and directors prior to the acquisition of that company in an amount up to $500,000.

ITEM 16. EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION OF DOCUMENT

4.1	Amended and Restated Certificate of Incorporation (1)
4.2	By-laws, as amended and restated (2)
5.1	Opinion of Venable, Baetjer, Howard & Civiletti, LLP regarding Legality (filed herewith)
23.1	Consent of Ernst & Young LLP, independent auditors of the Company (filed herewith)
23.2	Consent of Venable, Baetjer, Howard & Civiletti, LLP (included in Exhibit 5.1)
23.3	Consent of Reznick Fedder & Silverman (filed herewith)
23.4	Power of Attorney (included in Signature Page)

(1)  Filed as an exhibit to Registrant’s Registration Statement on Form S-1 (No. 333-37317), filed October 7, 1997, as amended, and incorporated herein by reference.

(2)  Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed on May 15, 2000, and incorporated herein by reference.

ITEM 17. UNDERTAKINGS

     (A)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on June 19, 2003.

GENE LOGIC INC.

By:	/s/ Philip L. Rohrer Jr.
Philip L. Rohrer, Jr.
Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip L. Rohrer, Jr. and Mark D. Gessler, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark D. Gessler Mark D. Gessler	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)	June 19, 2003

/s/ Philip L. Rohrer, Jr. Philip L. Rohrer, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	June 19, 2003

/s/ Jules Blake, Ph.D. Jules Blake, Ph.D.	Director	June 19, 2003

/s/ Michael J. Brennan, M.D., Ph.D. Michael J. Brennan, M.D., Ph.D.	Director	June 19, 2003

/s/ Charles L. Dimmler III Charles L. Dimmler III	Director	June 19, 2003

/s/ G. Anthony Gorry, Ph.D. G. Anthony Gorry, Ph.D.	Director	June 19, 2003

/s/ J. Stark Thompson, Ph.D. J. Stark Thompson, Ph.D.	Director	June 19, 2003

/s/ Stephen J. Trevisan Stephen J. Trevisan	Director	June 19, 2003

Index to Exhibits

EXHIBIT
NUMBER	DESCRIPTION OF DOCUMENT

4.1	Amended and Restated Certificate of Incorporation (1)
4.2	By-laws, as amended and restated (2)
5.1	Opinion of Venable, Baetjer, Howard & Civiletti, LLP regarding Legality (filed herewith)
23.1	Consent of Ernst & Young LLP, independent auditors of the Company (filed herewith)
23.2	Consent of Venable, Baetjer, Howard & Civiletti, LLP (included in Exhibit 5.1)
23.3	Consent of Reznick Fedder & Silverman (filed herewith)
24.1	Power of Attorney (included in Signature Page)

(1)  Filed as an exhibit to Registrant’s Registration Statement on Form S-1 (No. 333-37317), filed October 7, 1997, as amended, and incorporated herein by reference.

(2)  Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed on May 15, 2000, and incorporated herein by reference.